THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: DECEMBER 03, 2014 / 1:00PM GMT OVERVIEW: ANF reported 3Q14 net sales of $911m and adjusted non-GAAP diluted EPS of $0.42. Expects 2014 non-GAAP adjusted diluted EPS to be $1.50-1.65. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Brian Logan Abercrombie & Fitch Co. - VP, IR & Controller Mike Jeffries Abercrombie & Fitch Co. - CEO Joanne Crevoiserat Abercrombie & Fitch Co. - EVP & CFO Jonathan Ramsden Abercrombie & Fitch Co. - EVP & COO C O N F E R E N C E C A L L P A R T I C I P A N T S Janet Kloppenburg JJK Research - Analyst Kimberly Greenberger Morgan Stanley - Analyst Gene Vladimirov Nomura Securities - Analyst Lorraine Hutchinson Bank of America Merrill Lynch - Analyst Matt McClintock Barclays Capital - Analyst Courtney Wilson Cowen and Company - Analyst Jennifer Black Jennifer Black & Associates - Analyst Neely Tamminga Piper Jaffray - Analyst Tom Filandro Susquehanna International Group - Analyst Jennifer Davis Buckingham Research Group - Analyst Marni Shapiro The Retail Tracker - Analyst Anna Andreeva Oppenheimer - Analyst Susan Anderson FBR Capital Markets - Analyst Lindsay Drucker Mann Goldman Sachs - Analyst Dorothy Lakner Topeka Capital Markets - Analyst Christian Buss Credit Suisse - Analyst Rebecca Duval BlueFin Research Partners - Analyst P R E S E N T A T I O N Operator Good day, everyone. Welcome to the Abercrombie & Fitch first-quarter 2014 earnings results conference call. Today's conference is being recorded. (Operator Instructions). Now, at this time, I'd like to turn the conference over to Mr. Brian Logan. Mr. Logan, please go ahead. Brian Logan - Abercrombie & Fitch Co. - VP, IR & Controller Good morning and welcome to our third-quarter earnings call. Earlier this morning, we released our third-quarter sales and earnings, income statement, balance sheet, store opening and closing summary and an updated financial history. Please feel free to reference these materials, which are available on our website. Also available on our website is an investor presentation, which we will be referring to in our comments during this call. Today's earnings call is being recorded and the replay may be accessed through the Internet at Abercrombie.com under the Investors section. The call is scheduled for one hour. Joining me today are Mike Jeffries, Chief Executive Officer; Jonathan Ramsden, Chief Operating Officer; and Joanne Crevoiserat, Chief Financial Officer. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Before we begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. After our prepared comments this morning, we will be available to take your questions for as long as time permits. With that, I will hand the call over to Mike for some opening remarks. Mike Jeffries - Abercrombie & Fitch Co. - CEO Thank you, Brian and good morning, everyone. It is very clear that the young apparel sector in which we operate is going through a period of disruption and turmoil. In response to that, we are making significant changes across many aspects of how we operate as a company. These changes include, first, shifting to a branded organization; second, making major changes in our assortments, including faster speed to market and lower AUC.; third, changing how we engage with our customer; fourth, introducing new store designs; fifth, aggressively investing in DTC and omnichannel; sixth, closing domestic stores; and seventh, taking well in excess of $200 million of expense out of our model. In light of a very difficult quarter, we must ask ourselves, and I know that many of you ask the same questions, are we making the right changes, are we moving fast enough, will these changes be enough to overcome a very challenging environment. Despite the difficult results for the quarter, we believe the answer to these questions is yes and I will come back to that in a moment. As you know from our pre-release a few weeks ago, the third quarter proved to be more difficult than expected as the trend weakened across all brands and channels. Store traffic improved in August, but then declined significantly for September and October. Reduced logo business continued to weigh heavily on our results contributing approximately 12 percentage points to our down 10 comp for the quarter with non-logo business comping up slightly. Lower-than-expected sales were compounded by a lower merchandise margin as our AUR came down in a very promotional environment and by a strengthening US dollar. Continued excellent progress on expense reduction mitigated, but was not able to fully offset lower-than-projected gross margin dollars resulting in a significant miss to our projected EPS. Within the numbers, however, there were some positives. While comps in tops were very negative, bottoms comped positively for the quarter with denim continuing to do well and our dress business remains very strong. Comps were negative across almost all international markets, but were positive in China and improved from the second quarter. In China, the quarter also marked the opening of our first mall-based A&F store in Chengdu, which is performing strongly and encourages us to believe in the growth potential of both brands in China. Coming back to margin, good progress on AUC cushioned an element of the AUR decline for the quarter and we see that benefit continuing through 2015. While always hard to quantify, weather was very likely a factor in our results in September and October and as the weather cooled down in November, we saw an improvement in our comps. Cold weather categories performed well throughout November, including the Black Friday weekend where the overall improvement in comps was maintained. However, we expect conditions to remain difficult through the balance of the fourth quarter. Returning to the many changes we are making as a company, we are very pleased to have welcomed Fran Horowitz and Christos Angelides to the Company during the quarter. Fran and Christos have been onboard for around six weeks, but are quickly moving into their new roles and I share the excitement that is felt across the Company about the impact they will have on our business. Fran and Christos will join our next earnings call and provide their perspectives on the opportunities they see for each of our brands in 2015 and beyond. Moving to how we engage with our customer, we have been very pleased with the impact of our new Hollister storefronts and beyond the nearly 60 stores already converted, we plan to convert many more stores during 2015. To date, the original 10 test stores continue to comp around 10 percentage points ahead of their control group and expanding the rollout to a much larger group of stores should enable us to see an overall comp benefit in 2015. We also remain pleased with key metrics we are seeing from our marketing initiatives. Across both brands, fan growth in platforms such as Instagram, Facebook and Twitter is up over 25% year-over-year and total social engagement during the quarter was more than 4 times greater than last year. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

In addition, according to our social listening tool, Crimson Hexagon, net brand sentiment is up close to 30% for A&F and up close to 40% for Hollister since the beginning of the year. Going forward, we believe our greatest opportunity remains in improving top-of-funnel metrics, specifically brand consideration. While it may take time for our marketing efforts to fully translate to the bottom line, we believe we're getting great traction. In addition, we recently began a Hollister price test in 11 northern UK stores where we have reticketed most of the assortment lower with these price reductions to be offset by greater percentage reductions in AUC. We will get a good read on this test during the fourth quarter. As we look to 2015, a number of factors give us confidence that we will see a significant improvement in our comp trend. This includes the abatement and neutralization of the logo headwind as we go through the year, the benefit of the broader rollout of storefront conversions, new pricing strategies in Europe and continuing to gain traction in our assortment and marketing initiatives, particularly as Fran and Christos get fully up to speed in their new roles. In the meantime, we are working hard to sustain the recent improvement in the trends over the balance of the quarter; although we continue to expect a very challenging environment. Now I will hand over to Joanne. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Thanks, Mike and good morning, everyone. To recap the third-quarter results at a high level, despite a significant sales decline for the quarter and continuing AUR pressure, significant expense reductions meant that our constant currency non-GAAP earnings were approximately in line with last year. Going into more detail, net sales for the quarter were $911 million, down 12% to last year. Including direct-to-consumer, total comparable sales were down 10%. Sales during the quarter were below expectations with comp sales in September and October being significantly weaker than August. US comp sales were down 7% while total international comp sales were down 15%. By channel, store comp sales were down 14% while direct-to-consumer comp sales were up 8%. The direct-to-consumer channel continued to outperform stores posting positive gains in all brands and all markets. Within the stores channel, continued weak traffic was the primary contributor to the lower sales trend, particularly in Europe, but average transaction value was also down driven by lower average unit retail. Within the DTC segment, an increase in conversion rate was partially offset by a decrease in average transaction value. By brand, comp sales, including direct-to-consumer, were down 6% for Abercrombie & Fitch, down 10% for abercrombie kids and down 12% for Hollister, which is disproportionately weighed by European comp sales. Comp sales by gender were approximately in line. In addition, weakness in tops, particularly fleece and male graphic tees, more than offset positive trends in jeans and dresses. Changes in foreign currency exchange rates versus a year ago also adversely impacted sales by approximately $8 million, which was greater than anticipated. The gross profit rate for the quarter was 62.2%, 80 basis points lower than last year, primarily reflecting lower international AUR and increased shipping promotions in the direct-to-consumer business, partially offset by lower average unit costs. Excluding pretax charges of $20 million this year and $96 million last year, which are detailed on page 4 of our investor presentation and primarily consists of asset impairment and Gilly Hicks restructuring charges, adjusted non-GAAP operating expense for the quarter was $515 million, down $85 million, or 14% from last year, representing 160 basis points of leverage. Expense savings were significantly greater than anticipated coming into the quarter due to continued tight expense management and the realization of significant expense savings on lower sales. On an adjusted non-GAAP basis, stores and distribution expense for the quarter was $411 million, down $69 million from last year, representing 140 basis points of leverage. The decreased expense was driven primarily by savings in store payroll and other controllable store expenses, which was partially offset by higher direct-to-consumer expense. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

On an adjusted non-GAAP basis, marketing, general and administrative expense for the quarter was $104 million, down $16 million, or 13% from last year. The decline in MG&A expense was primarily due to a decrease in compensation-related expense, including incentive and equity compensation expense, partially offset by an increase in marketing expense. Other operating income was $2 million for the quarter compared to $10 million last year, which included a $6 million benefit associated with insurance recoveries. On an adjusted non-GAAP basis, operating income for the quarter was $54 million compared to $60 million last year and operating margin was 5.9%, flat to last year. The effective tax rate for the quarter, excluding the effect of charges, was 36.7% versus 31.1% last year, which included a benefit of $5 million related to certain discrete tax matters. The tax rate for the quarter was higher than anticipated reflecting a lower proportion of earnings being generated from international operations than previously expected. For the quarter, the Company reported adjusted non-GAAP net income per diluted share of $0.42 compared to adjusted non-GAAP net income per diluted share of $0.52 last year. Turning to the balance sheet, we ended the quarter with $321 million in cash and cash equivalents and borrowings outstanding of $300 million. Including amounts which could be drawn under our asset-based revolving credit facility, we ended the quarter with total liquidity in excess of $670 million. We also ended the quarter with total inventory at cost down 20% versus last year, consistent with our expectations and reflecting improved inventory management. We expect inventory at cost on a year-over-year basis to continue to be down at the end of the fourth quarter. During the quarter, we repurchased approximately 2 million shares at an aggregate cost of $75 million. This brings our total year-to-date repurchases to approximately 7.3 million shares. As of the end of the quarter, we have approximately 9 million shares remaining available for repurchase under our previously announced stock repurchase authorization. During the quarter, we closed four US stores and opened seven new stores, including two US A&F outlet stores and two international A&F mall-based stores located in China and Germany. At the end of the quarter, we operated 834 stores in the US and 166 stores in Canada, Europe, Asia, Australia and the Middle East. And with that, I will hand it over to Jonathan. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Thanks, Joanne and good morning, everyone. I'm going to start with an update on some of our strategic initiatives and will then give an update on our outlook for the remainder of the year. As Mike mentioned, we are disappointed with our results for the third quarter. While we had expected better top-line performance, it is obvious that we remain in a challenging environment and this underscores the importance of our initiatives to position the Company for improved performance. As you know, these efforts are oriented around four key drivers -- first, improving productivity and profitability in our US stores through our initiatives around our assortment, marketing and brand engagement, continued closure of underperforming stores and through opening more outlet stores. As Mike said, we remain pleased with the results of the new Hollister storefronts and expect to accelerate the rollout in both the US and Europe in 2015. Our outlet business is also performing well. US outlet stores comparable sales were up approximately 10% for the quarter and our new MFO outlet stores are performing well. Regarding store closures, we still expect to close approximately 60 stores during 2014, bringing our cumulative US closures to around 280 stores, excluding Gilly Hicks (inaudible). We anticipate a similar number of closures in each of the next few years, but retain significant flexibility given our lease expiration profile. Second, continuing to invest in DTC and omnichannel. We continued the rollout of our omnichannel efforts during the quarter. Ship from store is now live in about 370 US stores and order in store is live in 660 US stores. We expect these initiatives to be sales and margin accretive and we expect to have reserve in store and in-store pickup activated during 2015. We are also working on extending omnichannel capabilities into Europe. During the quarter, we launched localized e-commerce capabilities in Asia, including local desktop and mobile sites in Japan, China, Hong Kong, Singapore and Taiwan. Regional fulfillment from Hong Kong and local fulfillment within China and a Hollister storefront on [TMall]. It is still early 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

days, but we have seen a clear improvement in both conversion and traffic and did particularly well on Singles' Day in China. We also remain on track with a $50 million conversion of one of our distribution centers here in New Albany [to be a] dedicated direct-to-consumer facility. Third, continuing profitable and high return international expansion. As Mike mentioned, we are pleased with our performance in China, including our first A&F mall-based store in Chengdu. We are also excited about other initiatives to grow the international penetration of our brands, including our first franchising arrangement in Mexico, which encompasses both the A&F and Hollister brands and where our first store is set to open in late spring 2015. Fourth, lowering expenses. We continue to exceed our goals from savings from the profit improvement initiatives and our next steps include ensuring that process changes implemented during 2014 are institutionalized and continuing to drive for more efficiency in our core processes. Moving on to our earnings outlook for the rest of 2014, we now expect full-year non-GAAP adjusted diluted earnings per share in the range of $1.50 to $1.65. The guidance is based on the assumption that fourth-quarter comparable sales will be down by a mid to high single digit percentage. The guidance assumes a gross margin rate for the fourth quarter that is higher than last year, but lower than the year-to-date rate. On a sequential basis, fourth-quarter expense savings will be lower as we anniversary $25 million in savings realized from the profit improvement initiative last year. In addition, there were significant savings realized in the third quarter largely related to compensation, which will not repeat in the fourth quarter. The guidance assumes a full-year effective tax rate in the upper 30%s, which now reflects a lower proportion of earnings being generated in international operations than previously expected. The guidance assumes a full-year weighted average share count of approximately 73.1 million shares. The guidance does not include charges relating to the Gilly Hicks restructuring, the Company's profit improvement initiative, certain corporate governance matters or other potential impairment and store closing charges. Looking to 2015, our single highest priority is improving the comparable sales trend of our business and we are confident that the steps we have outlined, including the shift to a branded organization model with seasoned and accomplished leaders for each of our brands will enable us to do that. This concludes our prepared comments. We will now be happy to take your questions. Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions). Janet Kloppenburg, JJK Research. Janet Kloppenburg - JJK Research - Analyst Good morning, everyone. Michael, I was wondering if you could talk a little bit more about the assortment upgrades that you put in place and how that may evolve over time to affect the comp store sales trend? And secondly, I was wondering if you could discuss the timing involved in analyzing the price cuts going on in UK and if they are successful, what your strategies would be for the rest of Europe? Would you replicate that and what would the timing look like? Thanks so much. Mike Jeffries - Abercrombie & Fitch Co. - CEO Okay. I believe that we've made real progress in the current assortment that we have in place. I think it's been sequential as we've moved through the year. I feel that we have better fashion and we're gaining traction in that fashion. I think the challenge we have in fashion is being more aggressive with it and making bigger statements and having stronger points of view about it. I think the fashion has evolved very nicely. I absolutely believe it will affect comp over time. We clearly have headwind in terms of logo and the biggest factor there is that that will mitigate as we move through 2015 and will absolutely affect the comp trend. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Janet Kloppenburg - JJK Research - Analyst Mike (technical difficulty) for the fashion product in the stores? Mike Jeffries - Abercrombie & Fitch Co. - CEO I beg your pardon? Janet Kloppenburg - JJK Research - Analyst Are you seeing a good response to the fashion product in the stores? Mike Jeffries - Abercrombie & Fitch Co. - CEO Yes, yes, absolutely. Absolutely and we continue to underbuy it. Janet Kloppenburg - JJK Research - Analyst Okay, so no more changes to those investments as we go forward? Mike Jeffries - Abercrombie & Fitch Co. - CEO Yes, working very hard on that. We are in a transition period. I don't have to say this and we're not used to selling fashion as well as we are. So we have to give people more confidence. Janet Kloppenburg - JJK Research - Analyst Okay, okay. Mike Jeffries - Abercrombie & Fitch Co. - CEO Time involved in the price test in the UK, the answer is, yes, absolutely. If that is successful in the UK, we would absolutely replicate it throughout Europe. We think this is a test that will tell us what can happen with all of Europe. Thank you, Janet. Operator Kimberly Greenberger, Morgan Stanley. Kimberly Greenberger - Morgan Stanley - Analyst Great, thanks. Good morning, Mike. I have a quick question on your e-commerce margins. It looks like that's sort of the brunt of the operating margin decline. It looks like they were down 580 basis points this quarter. Is that merchandise margin or what's going on in the e-commerce business that's causing those margins to be under the kind of pressure that we're seeing here? 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, Kimberly, I'll take that one. I think there are really three things going on there. First of all, e-comm is obviously dealing with the same overall impact of logo and the general trend of the business. I think we've historically said we did expect the e-commerce margin to moderate over time. One of the factors in that is shipping and handling revenue as a percentage of e-commerce sales continuing to decline and we do foresee that continuing. On top of that, we did have some discrete investments during the period, including some startup costs in Asia and some other things we're doing to improve the functionality of our websites, including mobile capabilities, which were investments through the P&L during the quarter, which we expect to benefit from going forward. But the biggest factors were I think the overall trend of the business, including the logo impact and then the shipping and handling revenues. That all said, we do expect that our e-comm margin, channel margin for the year to be in the low to mid 30%s. Kimberly Greenberger - Morgan Stanley - Analyst Low to mid 30%s, Jonathan? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes. Kimberly Greenberger - Morgan Stanley - Analyst Okay, great. Thanks so much. Operator Simeon Siegel, Nomura Securities. Gene Vladimirov - Nomura Securities - Analyst Good morning. This is Gene Vladimirov on for Simeon. Thanks for taking our question. I was wondering if you could give any color around the impact you're seeing in the international channel, especially driven by the currency environment and would you be able to quantify any impact there? And also given the environment, are there any updated thoughts around the international expansion? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, on FX related to the international channel, I mean I think the impact that is primarily on our reported results short term because the value of those sales are getting brought back to US dollar reporting is lower because of the stronger dollar and the dollar did obviously rise significantly after our last earnings call. So that affected the earnings we reported for the quarter. I don't know that the immediate impact in terms of the local currency sales is all that significant. Generally, we're priced against the mall locally. I think your second part of the question is, if I am understanding it correctly, not related to FX, but just a broader question about international expansion given the current environment. I think a couple of points on that. First of all, we remain very pleased with what we're seeing in China. We referenced that our comps improved there from the second quarter and were positive. We're also seeing strong DTC pickup resulting from the increased store presence we have in China. So we think the return on that investment is still very strong and that will remain the primary filter through which we evaluate international expansion, that we believe the ROI based on what we believe to be conservative but sustainable volume 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

assumptions, including the impact of the store business on DTC, warrant that continued investment. But certainly based on what we're seeing in China currently, we continue to believe there is significant opportunity there in particular. As we've discussed in the prepared remarks, we are doing our first franchising rollout in Mexico. That's obviously a very low capital-intensive option. So we're also interested to see how that performs and how that might inform our international strategy going forward. Operator Lorraine Hutchinson, Bank of America. Lorraine Hutchinson - Bank of America Merrill Lynch - Analyst Thank you, good morning. What does the operating margin in Europe look like if lower prices are rolled out more broadly? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I think, as we said in the prepared remarks, our plan is to offset it by a greater percentage reduction in AUC. So gross margin rate hopefully is flat to higher and then if those lower AURs drive unit pickup, hopefully gross margin dollars are greater in total. And frankly, if they are not, then obviously we wouldn't be rolling out that pricing to Europe more broadly. Operator Matt McClintock, Barclays. Matt McClintock - Barclays Capital - Analyst Yes, good morning, everyone. I was wondering if you could discuss the range of performance across your Hollister store base just so we could potentially try to understand how much comp uplift you could have by closing stores. And then also you've made really tremendous efforts in reducing inventory levels. How much leaner do you need to get in inventory to begin to drive -- to begin to alleviate some of the AUR pressure from markdowns? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO I can pick up the inventory question first. we are comfortable with our inventory levels and inventory management processes that we have in place. We continue to focus on chase and fabric platforming giving us much more flexibility in the supply chain and so we see inventory levels down, continuing to be down at the end of the fourth quarter, but at these levels we feel good about our position in terms of being able to get the business. And we do believe our inventory position going into the fourth quarter does give us some opportunity to look for AUR benefit as we move through the quarter. We expect margin to be up in the fourth quarter over last year. That margin improvement is driven by cost decreases. We are not anticipating AUR to be up year-over-year in the fourth quarter, but our inventory position certainly puts us in a situation where we can look for benefits as we move through the quarter. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Taking the first part of the question, Matt, I think the impact of year-to-year closing on the comp tends to be relatively insignificant. We're closing 50, 60 stores a year. They are typically low-volume stores. We do see a little bit of transfer. Those stores probably have historically comped a little lower than the rest of the chain, but not big enough a degree that that makes a significant impact. I think the important point for us as we think 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

about the range of store performance is the flexibility we have as a result of still a very high proportion of our fleet coming up for renewal in the US over the next two or three years. Clearly, there is a very significant channel shift that is continuing towards on line. That said, the higher echelon of our stores continue to perform very well, so I think the question for us is really about our middle group of stores that historically did pretty well, but are now underperforming and whether we can improve the performance of those stores over the next couple years with all the initiatives we're undertaking to warrant keeping them open longer term. Operator Oliver Chen, Cowen and Company. Courtney Wilson - Cowen and Company - Analyst Hi, this is [Courtney Wilson] in for Oliver. We were wondering if you could comment on the international logo strategy and if there's going to be any changes there going forward. And also if you could give any additional color on the brand differentiation between Abercrombie and Hollister and where you're seeing the most success there. Thanks. Mike Jeffries - Abercrombie & Fitch Co. - CEO Let's talk a little about logo. I'll embellish this conversation because I know there's lots of conversation there. And there's no disputing that it's been a big headwind for us, but we absolutely believe that deemphasizing logo is strategically the right thing to do as we listen to our customers' change in preferences. We'll continue to review our assortment on an ongoing basis to determine the optimal mix of logo by brand, by geography and by channel. We think that there could be some opportunity as we look at the business that way. We are looking at it in great detail, but the headline is that logo is declining. We're looking to manage our way out of it as efficiently as possible. Color on brand differentiation, I think that we're starting to see more differentiation by brand, but not enough. The concept of adding Christos and Fran will really help us in this endeavor. So expect to see more differentiation as we go forward. Operator Jennifer Black, Jennifer Black & Associates. Jennifer Black - Jennifer Black & Associates - Analyst Good morning, Mike. I wondered if you could talk about your learnings on the test stores you've put with kids into the adult stores and what your strategy is going forward. And then if you could give a little bit more color about the kids business, that would be awesome. Thank you. Mike Jeffries - Abercrombie & Fitch Co. - CEO Sure. The kids carve-outs we're looking at very carefully. We have a great deal of attention being paid to this. We're not seeing increases in the total store business yet. The kids business is healthy in the stores. We are not producing the volume that we need to be in the reduced square footage in the adult store. So we have a big group of people headed by Joanne, as a matter of fact, looking at this, how can we be more productive in the adult space, how can we merchandise that store more intensely. We've practically eliminated clearance. That's not helped us, but we are dedicated to make this work because we think the kids business in this carve-out strategy makes a huge amount of sense. Kids business I think is starting to look better and better. I have to say that opening the London kids store helped us in terms of reimagining that business in terms of content and marketing. I'm very optimistic about the kids business, but we've got to make this carve-out strategy work. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Jennifer Black - Jennifer Black & Associates - Analyst Great, thank you so much. Mike Jeffries - Abercrombie & Fitch Co. - CEO And we will. Operator Neely Tamminga, Piper Jaffray. Neely Tamminga - Piper Jaffray - Analyst Great, good morning. I just wanted to ask a little bit more specific around the timeline of two factors -- one, the logo abatement. How should we be thinking about that as we course through 2015 and then also timing on that pricing strategy you're working on in Europe? When could we see either a next layer of test hit the market and when would that be deployed within 2015? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Hi, Neely, it's Joanne. In terms of logo abatement, we do see the headwinds moderating through the spring season, but we still expect headwinds in the spring and the logo headwinds will be largely behind us as we get to the back half of the year and anniversary what we experienced in the third quarter. As it relates to the timing of the Europe pricing strategy, we are reading that pricing through the first quarter and certainly depending on the results that we read, we expect to more broadly roll that out for back-to-school and in the back half of the year. Operator Tom Filandro, Susquehanna International Group. Tom Filandro - Susquehanna International Group - Analyst Hi, thanks. I want to just ask a question, a couple of questions on this reticketing test if I can. First, I was hoping you guys could actually quantify what the pricing adjustments are that you've made. Second, I was hoping you can tell us a little bit about how you are marketing those adjustments in store. Are they different than how you previously marketed pricing? And finally, I think you mentioned that you're going to offset that with a greater reduction in AUC. Is that exclusive to this test or is that just a broader comment? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO I will kick it off with the AUC comment. The AUC effort is broad-based and we're leveraging the work we're doing in AUC to allow us to make specific investments in retail where we think we're going to get a return. So the AUC efforts are definitely broad-based. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

In terms of the pricing, quantifying the adjustments, it really varies on a category-by-category basis. We're studying the competition and managing the pricing at a category down to an item level to understand the elasticity and the response we're seeing to the pricing. I don't have one number that I can point to on --. Mike Jeffries - Abercrombie & Fitch Co. - CEO I might help a little there. I think in total it's probably down about 15%. We've ticketed the whole assortment lower, but then we've taken key items with really compelling price points and that's how we're marketing it. We're marketing it front of store, key items, killer price points. We're doing some targeted GL marketing as well. So we'll see. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO If I may stay on that topic, I think it is a great question because I think as we talked about earlier on, we are getting very good metrics on brand engagement, brand sentiment, but our big opportunity really is to drive brand consideration, i.e. getting new customers or lapsed customers back into our stores. And we think marketing around these AUR efforts, as well as using the new converted storefronts as we also roll those out into Europe, is a great opportunity to really reach a new cohort of customers. Tom Filandro - Susquehanna International Group - Analyst Thank you very much. Best of luck and happy holidays. Operator Jennifer Davis, Buckingham Research Group. Jennifer Davis - Buckingham Research Group - Analyst Hey, good morning. I was wondering if you could talk a little bit about Europe, the store volumes there related to the US or relative to the US and four-wall profitability in Europe. I know international is down 200 basis points, but I assume Europe is the drag on that. And then, secondly, I was just wondering if you could talk a little bit more on Black Friday, what you saw in a little more detail and general trends and your thoughts on Black Friday, especially given that NRF survey and the controversy around that. Thanks. Mike Jeffries - Abercrombie & Fitch Co. - CEO Okay, let me try the Black Friday weekend because we were all very engaged. Jennifer Davis - Buckingham Research Group - Analyst You always are, Mike. Mike Jeffries - Abercrombie & Fitch Co. - CEO I didn't see any of you out there. When we net it all out, the trend was consistent with the rest of November which, as we said, showed improvement over the third quarter. However, the cadence within the week shifted with pull-forward of online from Cyber Monday to Black Friday. That was a 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

big deal. In addition, the channel shift continued with a greater mix to DTC which -- and I have to say there, we're well-positioned given our investments we've made in DTC, reduced store count and flexibility that Jonathan has talked about. Interestingly, Black Friday became a big deal in the UK this year and we were well-positioned to do well. Our regional fulfillment gave us an opportunity to fill demand quickly. But interestingly enough, Black Friday UK store comp plus 23%, DTC orders plus [263%], for a total of 63%. I think this conversation reinforces the fact that we live in a global society, and that's what this business is about today. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Coming back to the other part of your question about international stores, the margin erosion you're seeing there is primarily driven by the deleverage on the negative comps as well as the point Joanne referenced earlier about the international AUR coming down. We did have some fairly significant profit improvement initiative expense savings that offset that. So clearly, that margin rate has come down, but it's still on a full-year basis going to be we think at a pretty healthy place. But it does underscore the importance of stabilizing our comps in Europe and hopefully improving them over time to sustain margins, which at this point remain healthy and certainly much healthier than the US four-wall margins. Jennifer Davis - Buckingham Research Group - Analyst Is the sales volume in Europe still well above the US average? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO The average store productivity, yes, absolutely. Jennifer Davis - Buckingham Research Group - Analyst All right, thanks. Best of luck for holiday. Operator Marni Shapiro, The Retail Tracker. Marni Shapiro - The Retail Tracker - Analyst Hey, guys, good morning, everybody. So I guess could we focus a little bit on the fashion? It sounds like the fashion is selling and it looks fantastic in the stores, but you own four pieces of each item. Mike Jeffries - Abercrombie & Fitch Co. - CEO You are right. Marni Shapiro - The Retail Tracker - Analyst As I look forward, could we possibly see inventory and some muscle behind these buys by spring and what would that say for sales? Is there a different percentage of fashion online and are you seeing consistency that the fashion is selling online and do you need to promote the fashion 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

as much? And then finally around denim and fashion, you said that denim actually did well. Was it the fashion that was doing well or was it the very well- priced core items that were doing well? Mike Jeffries - Abercrombie & Fitch Co. - CEO Let me start with the bottom and we'll work our way up. In denim, it was fashion and core. Let's go to the top of your question list. Can we put some muscle behind the fashion and I'm going to turn this over to Joanne. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, the answer to that question is absolutely. We've been working on driving more depth behind our fashion buys since we saw the reaction, the customer reaction through back-to-school. We definitely will have more behind fashion items in the spring. We do think it will be a benefit to sales. And in terms of the online business, we have an expanded assortment online. The fashion does sell well online and we continue to look for opportunities to have Web-exclusive items offered to our customers through the online channel. Marni Shapiro - The Retail Tracker - Analyst As I'm looking forward to spring, if you could increase the percentage of fashion, will there or is there an opportunity to pull back on some of the blanket promotions so that you don't have to promote the fashion, but you can promote the stuff that isn't selling as well? Mike Jeffries - Abercrombie & Fitch Co. - CEO From your lips to God's ears. Marni Shapiro - The Retail Tracker - Analyst Best of luck for the holidays, guys. I'll take the rest offline. Operator Anna Andreeva, Oppenheimer. Anna Andreeva - Oppenheimer - Analyst Great, thanks so much. Good morning, guys. I was hoping you could talk about performance of non-logo business in Europe. Are you adjusting the mix of non-logo in the region? In other words, did you guys pull back a little too fast in non-logo? And curious on the store rationalization opportunity there. I think you have some of the stores with kickout options now. Are you looking to rationalize any of the real estate in Europe? Thanks. Mike Jeffries - Abercrombie & Fitch Co. - CEO The non-logo business in Europe is performing. I think it's difficult to say where we're adjusting the mix in total because it's different by channel, by geography, by brand. But we're making adjustments, some up, some down, but it's not significant. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO On the other part of your question, Anna, the great majority of our stores in Europe continue to operate at healthy four-wall margin rates, so the majority of them are north of 20%. We have a very small number of cash flow negative stores in Europe and literally less than a handful. So there are a couple of those that we will contemplate closing, but at this point we do not foresee a significant reduction in our real estate footprint in Europe. That all said, we do have significant lease flexibility also in Europe because of some of the provisions we built into our leases as we expanded into Europe. But, at this point, we don't foresee -- expecting to use them. Operator Susan Anderson, FBR Capital. Susan Anderson - FBR Capital Markets - Analyst Hi, thanks for taking my questions. I was wondering if you can give us some more color on your omnichannel initiatives, where you are at with that and then also have you seen any benefit yet in sales and margins. And then just in terms of AUC in Europe, if you do bring them down, would they be brought down more than in the US or should we think about those margins becoming closer to the US? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO So just starting with the omnichannel, as we said in the prepared remarks, we have order in store live in 660 US stores, ship from store live in 370 stores. So it really only went live in the last few weeks. So frankly, it's too early to give a meaningful read on it. What we are seeing though is a nice week-to-week build as that starts to ramp up. I think we'll certainly have a much clearer view on that by the time we get to the February earnings call. Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO On the question on AUR in Europe, we are investing in price in Europe, but we do expect average unit costs to come down to maintain our margins in Europe, so we expect to maintain a spread in terms of four-wall margin in our international business versus our US business. Susan Anderson - FBR Capital Markets - Analyst Great, thanks. That's helpful. Good luck next quarter. Operator Lindsay Drucker Mann, Goldman Sachs. Lindsay Drucker Mann - Goldman Sachs - Analyst Thanks. Good morning, everyone. I wanted to ask about, in Europe, we heard a number of retailers complain about weather-driven softness. Do you attribute the sequential deterioration in your business -- did weather play a role in that or is it more some of your specific issues? And then, secondly, Jonathan, you talked about cost-savings program coming in generally ahead of expectations. I was hoping you could give us an update on cumulatively where you expect to end fiscal 2014 with in terms of your total cost savings and whether there's more we can look forward to in 2015. Thank you. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Mike Jeffries - Abercrombie & Fitch Co. - CEO Let me take the top of the question. The answer is we think weather played a factor in the sequential decline from August to September and October. And I don't think it was just Europe. I think it included the US, but extreme in Europe. And as we entered November, as I said in the opening comments, our business as the weather got cooler clearly improved. So how much was weather-driven, I can't tell you, but there was a weather factor and quite honestly we don't like to talk about weather as a factor in our business, but it was there. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO On the profit improvement initiative, Lindsay, we're now well north of $200 million in identified annualized savings. Some of that will flow through as already identified for 2015. I think the more important point though is that we're not done. We need to continue to find efficiencies in our model going forward and we certainly think there is ongoing opportunities. So that is going to remain a focus. Lindsay Drucker Mann - Goldman Sachs - Analyst If I could just get one more in. On tax rate, I know you haven't given 2015 guidance, but based on the shift in your business mix where Europe has come under some more pressure and we're seeing it seems like better flowthrough from the stores in the US, should we be looking for a tax rate next year to be consistent with what you're guiding for for this year? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I think it's a little early to say. Frankly, it's going to depend on lots of other assumptions that we'll roll into our budget when we get to February and talk about our guidance for 2015. So I think at this point there's not a whole lot we can add to that. Operator Dorothy Lakner, Topeka Capital Markets. Dorothy Lakner - Topeka Capital Markets - Analyst Thanks, yes. I had a question for Jonathan on the omnichannel efforts. I think you'd said reserve in store and then in-store pickup would be something that you'd have in place sometime in 2015, if I'm not mistaken. I just wondered if we should assume that's a back-half thing. And then I also wondered if you could give a little bit of color on US comps for Hollister given that there is so much pressure there from the European part of the business, which is more heavily weighted to logo. I know the US obviously had an overall comp decline of 7%, but just if you could provide a little bit more color on how Hollister is doing here. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO So I will take the first part then. So reserve in store and in-store pickup we do expect to have activated in 2015 and it will likely be in the back half of the year, Dorothy, to your question. Dorothy Lakner - Topeka Capital Markets - Analyst Great, thanks. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO And in terms of the comps for Hollister, the spread to A&F is one way we measure the Hollister business and the spread to A&F in US was about half of what it was in the international business. So we do attribute a large portion of the Hollister difficulty to the European market and the European business. Dorothy Lakner - Topeka Capital Markets - Analyst Great, thanks so much for that clarification. Good luck for holiday. Operator Christian Buss, Credit Suisse. Christian Buss - Credit Suisse - Analyst Yes, I was wondering if you could talk about changes you're making on the supply chain to improve speed to market. Could you talk about where you are in that process and how you expect that to develop in 2015? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Yes, we are continuing to make progress in speed to market. The two initiatives that we've spoken to that are meaningfully moving the needle there are both fabric platforming and our chase process and we are on target. Chase in the female business is between 10% to 20% of the business today. We do expect to double that in the spring season. So we expect to continue to make improvements on the amount of chase that we have dedicated in our assortments and our open to buy. It is a bigger piece of the female business right now, a smaller piece in male, but we expect male to also increase in penetration as we move into 2015. And fabric platforming continues to be a focus. We're getting tremendous support from our vendor base. They've been terrific partners with us with both chase and fabric platforming -- we're platforming fabric across multiple categories and multiple fabrics, but we expect to increase that as we move into 2015 as well. Christian Buss - Credit Suisse - Analyst That's very helpful and could I ask one last question about SG&A? How much of a benefit to the SG&A dollar spend this quarter was a reversal of incentive compensation? Mike Jeffries - Abercrombie & Fitch Co. - CEO Let us check that figure and we will come back to it. Brian Logan - Abercrombie & Fitch Co. - VP, IR & Controller I think it was about $9 million. Operator Rebecca Duval, BlueFin Research Partners. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call

Rebecca Duval - BlueFin Research Partners - Analyst Hi, great, thanks for taking my call. My question was also kind of along the lines of the supply chain initiatives that you're working on. And I'm wondering since you're still in the preliminary stages of a lot of your fabric platforming, do you expect to see improved IMU opportunity going into 2015? Joanne Crevoiserat - Abercrombie & Fitch Co. - EVP & CFO Average unit cost is definitely something that has been a focus of ours through 2014 and into 2015. Fabric platforming is definitely an element of that and certainly the ability to have more flexibility closer in gives us an opportunity to avoid markdowns and get the product right. But we continue to work with our suppliers and look for average unit cost reductions and believe we've made progress in 2014 and believe there's more there in 2015. Rebecca Duval - BlueFin Research Partners - Analyst Great, thanks so much. It's very helpful. Happy holidays to you guys. Operator There are no further questions at this time, so that does conclude today's conference. We thank everyone for their participation. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2014, Thomson Reuters. All Rights Reserved. 5534862-2014-12-04T01:17:51.500 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 03, 2014 / 1:00PM, ANF - Q3 2014 Abercrombie & Fitch Co Earnings Call